Exhibit 23.1

Consent of Stegman & Company

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
First Mariner Bancorp
Baltimore, Maryland

We consent to the incorporation by reference in the Registration Statements (Nos. 333-60961, 333-60963, 333-60967, 333-107669, 333-114073 and 333-122464) on Form S-8 and (No. 333-107670) on Form S-3 of First Mariner Bancorp of our report dated March 25, 2009, relating to the 2008 consolidated financial statements included in the annual report on Form 10-K of First Mariner Bancorp, for the year ended December 31, 2008.

/s/ Stegman & Company

Baltimore, Maryland
March 30, 2009